ACCOUNTANT'S CONSENT

                                                   Exhibit 23(a)

                     CONSENT OF PRICE WATERHOUSE LLP

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of JW Charles Financial Services, Inc., of our report dated March 19, 1997, appearing on page F-2 of JW Charles Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Tampa, Florida
January 20, 1998